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                     U.S.  SECURITIES  AND  EXCHANGE  COMMISSION
                             WASHINGTON,  D.C.  20549
                               __________________


                                    FORM  8-K/A

                                 AMENDMENT  NO.  1

                                 CURRENT  REPORT
          Pursuant  to  Section  13  or  15(d)  of  the  Securities  Act of 1934



Date  of  Report  (Date  of  earliest  event  reported):  MARCH  28,  2003
                                                        ------------------


                          HIENERGY  TECHNOLOGIES,  INC.
                -----------------------------------------------
             (Exact  name  of  registrant  as  specified  in  its  charter)


          DELAWARE            0 - 32093               91-2022980
         ----------            ---------          ------------------
       (State  or  other       (Commission          (I.R.S.  Employer
        Jurisdiction         File  Number)        Identification  No.)
      of  incorporation)



      1601  ALTON  PARKWAY,  UNIT  B
          IRVINE,  CALIFORNIA                              92606
     ----------------------------------------           ---------
    (Address  of  principal  executive  offices)       (Zip  Code)


Registrant's  telephone  number,  including  area  code:   949.757.0855
                                                        ------------------


          ---------------------------------------------------------------
        (Former  name  or  former  address,  if  changed  since  last  report)

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ITEM  9.   REGULATION  FD  DISCLOSURE

Proposed  Private  Offering  to  Qualified  Institutional  Buyers

HiEnergy Technologies, Inc. ("HiEnergy") has commenced discussions in regard to a private offering of up to 2,000,000 investment units ("Units") to not more than 35 investors comprised only of qualified institutional buyers and up to three institutional accredited investors. HiEnergy may require a minimum investment of $100,000, and may accept smaller investments at its discretion. Since filing a Form 8-K on March 28, 2003, HiEnergy has modified the terms of its proposal and describes the terms as modified in this amendment.

Each Unit, the price of which is being negotiated but is tentatively proposed to be $1.00, will consist of two shares of HiEnergy Common Stock plus one Warrant to purchase one additional share of HiEnergy Common Stock for $0.75.

The rights of the shares of Common Stock and Warrants to be issued in the offering will include provisions preventing dilution of the Common Stock or Warrants if HiEnergy sells any new stock or any new rights to acquire stock at a price below the offering price for the Common Stock or the exercise price of the Warrant. These provisions will expire on October 3, 2003.

Investors in the private offering will also receive certain registration rights to have the Common Stock issued in the offering registered within one year after issuance to the extent that the Common Stock is not available for sale pursuant to Rule 144 under the Securities Act of 1933 (the "Securities Act"). HiEnergy intends to file a registration statement covering the Common Stock issued in the offering within approximately 90 days after completion of the offering.

The Warrants will expire on March 31, 2005. HiEnergy will have the right to call the Warrants prior to expiration if the price of HiEnergy Common Stock remains above $4.00 for a period of ten trading days.

The maximum number of shares of Common Stock that may be issued through the offering and upon exercise of the Warrants is 6,000,000. The total number of shares of Common Stock issued and outstanding as of January 31, 2003 was 24,174,605. If the maximum number of Units are sold, the offering could result in the dilution of HiEnergy Common Stock by as much as approximately 20%.

HiEnergy proposes to negotiate and to complete the private offering as soon as possible. It is anticipated that, after accounting for the implementation of current cost-saving measures, HiEnergy may require additional funds within two months to continue operations uninterrupted. The purpose of the offering is to raise capital to finance research and development activities and continued operations.

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The  private offering is part of a $3,000,000 to $5,000,000 offering by HiEnergy that is in addition to the prospective $15,000,000 private offering that Seabury Capital has been retained to conduct and that has not yet commenced.

The securities offered in the private offering will not be registered under the Securities Act at the time of issuance and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. The registration rights that will be granted to holders of the securities offered in the private offering are described above. This description of the private offering is not an offer to sell securities or a solicitation of an offer to buy securities.

The private offering will involve risks to HiEnergy and its existing stockholders. The private offering could affect the market price of HiEnergy's Common Stock. The price per share of Common Stock in the offering may be substantially less than the price per share of Common Stock reported on public securities exchanges, and the offering will also result at some future time in additional shares becoming available for potential sale. In addition to shares of Common Stock issued pursuant to the private offering, there are many shares of Common Stock that may become available for sale in the near future. Some shares are being registered under a registration statement on Form SB-2. On April 25, 2003, shares of Common Stock issued in connection with the acquisition of HiEnergy Microdevices, Inc. will become available for sale pursuant to Rule 144 under the Securities Act. The addition of these shares and the shares issued in the private offering to the shares available for sale may materially affect the market price of HiEnergy's Common Stock.

Investors in the offering could potentially allege claims against HiEnergy, which could potentially result in liability on the part of HiEnergy to return the investment by such investors or other liability under securities laws. The private placement also could distract management from operations and require it to expend financial and other resources. No assurance is possible that a financing will be completed on these terms or at all.

A placement of securities is required to comply with the Securities Act and state securities laws as to registration and qualification. If this placement unintentionally fails to satisfy any of these laws, the consequences could be material and adverse. HiEnergy is currently registering securities for resale by selling security holders under a registration statement on Form SB-2. Although these are independent processes there may be some risk that either one will interfere with the other or affect the other adversely.


                             SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   HIENERGY  TECHNOLOGIES,  INC.


  April  3,  2003                 By:  /s/  Bogdan  C.  Maglich
--------------------                -----------------------------------
     (Date)                         Name:  Bogdan  C.  Maglich
                                           Chief  Executive  Officer

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